Exhibit 23

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the FNB Corporation registration statement on Form S-8 (Registration No. 333-2524) of our report dated February 2, 2001 on our audits of the consolidated financial statements of FNB Corporation and subsidiaries as of December 31, 2000 and 1999, and for the periods ended December 31, 2000 and 1999. Such report is included in the FNB Corporation 2001 Annual Report to Stockholders, which is filed as exhibit 13 to this Annual Report on Form 10-K.


                                             McLeod and Company



Roanoke, Virginia
March 27, 2002